Exhibit 99.1

For Immediate Release	Contact:	Robert E. Ostendorf, Jr.

President & CEO

(920) 725-7000
Neenah Enterprises, Inc. and Neenah Foundry Company Schedule
Conference Call to Discuss Quarterly Results
Neenah, WI — Monday, August 11, 2008
Neenah Enterprises, Inc. and Neenah Foundry Company (collectively, the “Company”) announced today that it has scheduled a conference call to discuss its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 that will be filed with the Securities and Exchange Commission on Wednesday, August 13, 2008.
The conference call is scheduled for Thursday, August 14, 2008 at 9:00 a.m. (Central Time). A replay of this call will be available until August 21, 2008. The call-in number information for the conference call follows:

Dial-In Number:	1-800-640-0097
Alternate Dial-In Number:	1-847-944-7321
Confirmation Number:	22449008#
Host Name:	Robert Ostendorf
Company:	Neenah Enterprises, Inc.

Digital Tape Replay:	1-877-213-9653
Alternate Number (Intern’l)	1-630-652-3041
Passcode:	22449008#
About Neenah Enterprises, Inc. and Neenah Foundry Company
          Neenah Enterprises, Inc. is the indirect parent holding company of Neenah Foundry Company. Neenah Foundry Company and its subsidiaries manufacture and market a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets. Neenah is one of the largest independent foundry companies in the United States, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company’s web site at www.nfco.com.
Contacts:
Neenah Foundry Company
Robert Ostendorf
920-725-7000